QuickLinks -- Click here to rapidly navigate through this document

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2001, except as to the second paragraph of Note 16 which is as of March 14, 2001, relating to the financial statements, which appears in Microvision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA
September 17, 2001

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS